Exhibit 99.1

CVS Corporation

One CVS Drive

Woonsocket, RI 02895

February 12, 2007

Caremark Rx, Inc.

211 Commerce Street

Suite 800

Nashville, TN 37201

Attention: General Counsel

Facsimile No.: (615) 743-6611

Re:	Waiver Agreement between CVS Corporation and Caremark Rx, Inc., dated as of January 16, 2007 relating to the Agreement and Plan of Merger dated as of November 1, 2006 (as amended)

Ladies & Gentlemen:

Reference is made to that certain Waiver Agreement between CVS Corporation (“CVS”) and Caremark Rx, Inc. (“Caremark”), dated as of January 16, 2007 (the “Waiver Agreement”). Capitalized terms used herein and otherwise defined shall have the respective meanings assigned to them in the Waiver Agreement.

The parties hereto agree that the Waiver Agreement is hereby amended by deleting the reference to “$2.00” in the fourth line of the first paragraph thereof and replacing it with “$6.00”.

Except as specifically amended by this letter agreement, the Waiver Agreement will remain unchanged, and as amended hereby the Waiver Agreement remains in full force and effect.

Article 11 of the Merger Agreement (other than Section 11.04 thereof) is hereby incorporated by reference into this letter agreement and shall apply to this letter agreement equally as if set forth fully herein. This letter agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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This letter agreement shall be effective on the date first set forth above. If you agree with the foregoing, please indicate your agreement by signing in the place indicated below.

Sincerely, CVS CORPORATION

By:	/s/ Douglas A. Sgarro
Name:	Douglas A. Sgarro
Title:	Executive Vice President and Chief Legal Officer

Accepted and agreed as of

the date first written above:

CAREMARK RX, INC.

By:	/s/ William R. Spalding
Name:	William R. Spalding
Title:	Executive Vice President — Strategic Initiatives

cc: King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10036-4003

Attention: Michael O’Brien

                  Tracey A. Zaccone

Facsimile No.: (212) 556-2222